EXHIBIT 4.2


FORM OF STOCK OPTION  AGREEMENT  UNDER  COMPANY'S 1997 EMPLOYEE STOCK  INCENTIVE
PLAN


                         EMPLOYEE STOCK OPTION AGREEMENT
                          UNDER WATKINS-JOHNSON COMPANY
                       1997 EMPLOYEE STOCK INCENTIVE PLAN


         THIS  AGREEMENT,  dated  as of ,  between  WATKINS-JOHNSON  COMPANY,  a
California      corporation,      (hereinafter     called     "Company")     and
_________________________________ , (hereinafter called "Employee").


                                   WITNESSETH:

         WHEREAS, the Company has established the Watkins-Johnson Company 1997 Employee Stock Incentive Plan (the "Plan"), adopted February 24, 1997, a copy of which Plan is attached hereto (unless the context shall clearly require otherwise, all terms used herein shall have the same meaning as provided in the
Plan); and

         WHEREAS, the Administrator under the Plan has determined that the Employee shall be granted a nonqualified stock option under said Plan as hereinafter set forth.

         NOW, THEREFORE, the parties hereby agree as follows:

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         1.       In order to participate in the benefits of the Plan,  Employee must remain in the employment of the Company for a period of at least two years from the date hereof. Nevertheless, Employee acknowledges that there is no agreement by Company for any specific period of employment, nor for long-term employment. Employee further acknowledges that while options granted hereunder vest over a period of time, the granting of this option is not a promise or representation, express or implied, of continuing employment, and the Company's right to terminate employment with or without cause is unaltered by the grant of stock options. Employee further acknowledges that pursuant to paragraph 2 of this Agreement, (i) options vest
                  over  a  period  of  years  and  only   options   vested  upon
                  termination of employment may thereafter be exercised for three months, and (ii) that unvested options have no value
                  whatsoever   and  upon   termination  of  employment  are  not
                  compensation, nor subject to buyout or other remuneration of any kind under any circumstances.

         2. The Company hereby grants to Employee an option to purchase ____________ shares of the no par value common stock of the Company upon the following terms and conditions:

                  a. This option is granted under and pursuant to the above described Plan, and is subject to each and all the provisions thereof.

                  b. The option price shall be ________ per share, which is agreed to be 100% of the fair market value of the common stock of the Company on the date of the granting of the option.

                  c. Subject to the restrictions contained herein and in the Plan, this option may be exercised as follows:

                                       During Year of               % of Option
                                           Grant                    Exercisable
                                      -----------------           --------------
                                             1                           0
                                             2                           0
                                             3                        33-1/3
                                             4                        66-2/3
                                        5 and after                     100

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                           The  term  "year of  Grant"  refers  to year  periods
                           following the Grant, not to Calendar years.

                           No such exercise shall be with respect to less than fifty (50) shares, or the remaining shares covered by the option, if less than fifty (50).

                  d. In the event that Employee's service with the Company or its subsidiaries terminates for any reason prior to two (2) years from the date hereof, Employee's right to exercise this option or any part thereof shall be forfeited.

                  e.       (i)      In the event that Employee shall cease to be
                                    employed by the Company or its  subsidiaries
                                    for any reason other than  Employee's  death
                                    (subject  to the  condition  that no  option
                                    shall be exercisable after the expiration of
                                    term for  exercise as set forth in paragraph
                                    (f)),  Employee  shall  have  the  right  to
                                    exercise the option at any time within three
                                    (3) months after  termination  of employment
                                    to  the   extent   that,   at  the  date  of
                                    termination of employment, Employee's right to exercise such option had accrued pursuant to the terms of this option agreement and had not previously been exercised; provided however, that if the employment of Employee is terminated by the Company or a subsidiary by reason of misconduct, such option shall cease to be exercisable on the date of Employee's termination of employment. An employee who is disabled (to be determined by the Administrator) shall have the right to exercise such option at any time within one (1) year after termination of employment as a result of such disability.

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                           (ii)     If Employee shall die while in the employ of
                                    the  Company or a  subsidiary  and shall not
                                    have fully  exercised the option,  an option
                                    may be exercised  (provided  that the option
                                    expiration  periods  set forth in  paragraph
                                    (f) shall  not be  exceeded)  to the  extent
                                    that  Employee's   right  to  exercise  such
                                    option had accrued at the date of Employee's
                                    death  pursuant  to the terms of the  option
                                    agreement  and  had  not   previously   been
                                    exercised, at any time within one (1) year after Employee's death, by the executors or administrators of Employee or by any person or persons who shall have acquired the option directly from Employee by bequest or inheritance.

                  f. Unless sooner terminated as provided in the Plan, the period for which this option is granted is the period of ten (10) years.

                  g. This option is not transferable by Employee otherwise than by Will or the laws of descent and distribution and is exercisable, during the Employee's lifetime, only by him. Neither this option nor any interest therein may be transferred, assigned, pledged or hypothecated by the Employee during this lifetime whether by operation of law or otherwise, nor be made subject to execution, attachment or similar process.

         3.       a.       The Company  hereby also grants to Employee a Limited
                           Right  with  respect  to all of the  shares  of stock
                           covered  by the  option  identified  in  paragraph  3
                           herein  (the  "Related  Stock  Option").  The Limited
                           Right may be  exercised  only  during  the  sixty-day
                           period  beginning  on  an  "Acceleration   Date"  (as
                           defined in paragraph 4 hereof); provided, however, that if the Acceleration Date occurs within the six-month period following the grant of the Limited
                           Right or the grant of the Related Stock Option, then the Limited Right will be exercisable for a period of sixty days following expiration of such six-month period. The Limited Right shall be exercisable only if, and to the extent that, (i) the Related Stock
                           Option is exercisable and (ii) the Employee is subject to the restrictions of Section 16 under the Securities Exchange Act of 1934.

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                           Upon the exercise of the Limited Right,  such Related
                           Stock Option shall cease to be exercisable to the extent of the shares of stock with respect to which
                           such  Limited  Right  is  exercised,   but  shall  be
                           considered to have been exercised to that extent for purposes of determining the number of shares of stock available for the grant of further options pursuant to the Plan. Upon the exercise or termination of a Related Stock Option, the Limited Right with respect to such Related Stock Option shall terminate to the extent of the shares of stock with respect to which the Related Stock Option was exercised or terminated.

                  b. Upon the exercise of the Limited Right, the holder thereof shall receive in cash from the Company whichever of the following amounts is applicable:

                           (i) in the case of an exercise of the Limited Right by reason of the occurrence of an Offer (as defined in paragraph 4 hereof), an amount equal to the Offer Spread (as defined in paragraph 3d hereof);

                           (ii) in the case of an exercise of the Limited Right by reason of shareholder approval of an agreement described in paragraph 4, an amount equal to the Merger Spread (as defined in paragraph 3f hereof); or

                           (iii) in the case of an exercise of the Limited Right by reason of shareholder approval of a plan of liquidation described in paragraph 4, an amount equal to the Liquidation Spread (as defined in paragraph 3h hereof); or

                           (iv) in the case of an exercise of the Limited Right by reason of an acquisition of stock described in paragraph 4, an amount equal to the Acquisition Spread (as defined in paragraph 3j hereof); or

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                           (v)      in the case of an  exercise  of the  Limited
                                    Right by reason of the election of 50% or more of the directors described in paragraph 4, an amount equal to the Director Spread (as defined in paragraph 3l hereof).

                  c. The term "Offer Price per Share" as used in this paragraph 3 shall mean, with respect to the exercise of any Limited Right by reason of the occurrence of an Offer, the greater of (i) the highest price per share of stock paid in any Offer, which Offer is in effect at any time during the sixty-day period ending on the date of which such Limited Right becomes exercisable, or (ii) the highest Fair Market Value per Share of the Stock during such sixty-day period. Any securities or property which are part or all of the consideration paid for shares of stock in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

                  d. The term "Offer Spread" as used in this paragraph 3 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Offer Price per Share over (B) the option price per share of stock at which the Related Stock Option is exercisable, by
                           (ii) the number of shares of stock with respect to which such Limited Right is being exercised.

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                  e.       The term  "Merger  Price  per  Share" as used in this
                           paragraph 3 shall mean,  with respect to the exercise
                           of  any  Limited  Right  by  reason  of   shareholder
                           approval of an agreement described in paragraph 4, the greater of (i) the fixed or formula price for the acquisition of shares of stock specified in such
                           agreement   if  such  fixed  or   formula   price  is
                           determinable on the date on which such Limited Right becomes exercisable, and (ii) the highest Fair Market Value per Share of the Stock during the sixty-day period ending on the date on which such Limited Right is exercised. Any securities or property which are part or all of the consideration paid for shares of stock pursuant to such agreement shall be valued in determining the Merger Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity which is a party with the Company to such agreement, or (B) the valuation placed on such securities or property by the Committee.

                  f. The term "Merger Spread" as used in this paragraph 3 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Merger Price per Share over (B) the option price per share of stock at which the Related Stock Option is exercisable, by (ii) the number of shares of Stock with respect to which such Limited Right is being exercised.

                  g. The term "Liquidation Price per Share" as used in this paragraph 3 shall mean, with respect to the exercise of any Limited Right by reason of shareholder approval of a plan of liquidation described in paragraph 4, the greater of (i) the highest amount paid or to be paid per share of stock pursuant to the plan of liquidation as determined by the Committee and (ii) the highest Fair Market Value per Share of the Stock during the sixty-day period ending on the date on which such Limited Right becomes exercisable. Any securities or property which
                           (A) are part or all of the consideration paid for shares of stock pursuant to such plan of liquidation or (B) are to be sold and the

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


                           proceeds distributed in liquidation shall be valued in determining the Liquidation Price per share at the higher of (i) the valuation placed on such securities or property by the Company upon the distribution of such securities or property in accordance with the plan of liquidation, if known at the time of the exercise of such Limited Right, or (ii) the valuation placed on such securities or property by the Committee.

                  h. The term "Liquidation Spread" as used in this paragraph 3 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Liquidation Price per Share over (B) the option price per share of Stock at which the Related Stock Option is exercisable by (ii) the number of shares of stock with respect to which such Limited Right is being exercised.

                  i. The term "Acquisition Price per Share" as used in this paragraph 3 shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of stock described in paragraph 4, the greater of (i) the highest price per share stated on the Schedule 13D, 14D-1 or similar schedule (or amendment thereto) filed by the holder of 50% or more of the Company's voting power which gives rise to the exercise of such Limited Right, and (ii) the highest Fair Market Value per Share of the Stock during the sixty-day period ending on the date the Limited Right is exercised.

                  j. The term "Acquisition Spread" as used in this paragraph 3 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Acquisition Price per Share over (B) the option price per share of stock at which the Related Stock Option is exercisable, by (ii) the number of shares of stock with respect to which such Limited Right is being exercised.

                  k. The term "Director Price per Share" as used in this paragraph 3 shall mean, with respect to the exercise of any Limited Right by reason of the election of 50% or more of the Directors described in paragraph 4, the Fair Market Value per Share of the Stock during the sixty-day period ending on the date the Limited Right becomes exercisable.

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                  l.       The term "Director  Spread" as used in this paragraph
                           3 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Director Price per Share over (b) the option price per share of stock at which the Related Stock Option is exercisable, by (ii) the number of shares of stock with respect to which such Limited Right is being exercised.

                  m. The term "Fair Market Value per Share of the Stock" as used in this paragraph 3 shall mean, as of a particular date, (i) if the shares of stock are then listed on a national securities exchange, the definition provided in Article 6(C) of the Plan, or
                           (ii) if the shares of Stock are not then listed on a national securities exchange, the average of the closing "bid" and "asked" prices for shares of stock in the over-the-counter market for the last preceding date on which there was a sale of Stock in such market.

         4.       If while unexercised options remain outstanding under the Plan
                  (i) any corporation (other than the Company), person or group (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act") makes a tender or exchange offer which, if consummated, would make such corporation, person or group the beneficial owner (within the meaning of Rule 13d-3 under the Act) of more than 30% of the Company's then outstanding Stock and, pursuant to such offer, purchases are made ("Offer"); (ii) the shareholders or directors of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation and the Company is not the surviving corporation, or upon agreement to sell or otherwise dispose of all or substantially all of the Company's assets, or adopt a plan of liquidation; (iii) the Company becomes aware that any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Act), has become the beneficial owner (within the meaning of Rule 13d-3 under the Act) of more than 20% of the Company's then outstanding Stock; (iv) 50% or more of the directors of the Company are elected to the Board of Directors during

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                  any period of 24 months or less,  such election  being without the approval of at least a majority of the members of the Board of Directors of the Company in office immediately prior to such period; then on the date of the first purchase of stock pursuant to such Offer, or the date of any such shareholder approval or adoption, or the date on which the Company becomes aware of the acquisition of such percentage of the Company's Stock or on the date of the election of such directors (any such date being referred to as an "Acceleration Date"), each outstanding option shall be exercisable in full.

         5. Employee may exercise this option by giving written notice to the Company at Palo Alto, California, attention of the Secretary, specifying the election to exercise the option and the number of shares in respect of which it is being exercised. Employee or Employee's representative shall deliver to the Secretary at the time of giving such notice payment in United States dollars for the amount of the purchase price. In addition, Employee may deliver Company stock, valued at its fair market value (as defined in the Plan) on the date of such exercise, in the full amount of the purchase price, or any portion thereof, in payment for the shares.

                  The notice shall be signed by the Employee exercising the option. The Company shall thereafter cause to be issued a certificate or certificates for the shares as to which the option shall have been so exercised, registered in the name of the Employee.

         6.       This  Agreement   shall  be   interpreted   and  construed  in
                  accordance with the laws of the State of California.

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.


                                                  WATKINS-JOHNSON COMPANY


                                                  By: __________________________



ACCEPTED:


______________________________________________
Employee

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